Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 6, 2008, in Amendment No. 4 to the Registration Statement (Form S-11 No. 333-149196) and related Prospectus of MFResidential Investments, Inc. for the registration of its common stock.
/s/ Ernst & Young LLP
New York, NY
May 16, 2008